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                                      EXHIBIT 23.1



                        CONSENT OF INDEPENDENT PUBLIC AUDITORS


    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Nonstatutory Stock Option Plan of Phoenix Technologies Ltd., of our report dated October 29, 1996, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report on Form 10-K for the year ended September 30, 1996 filed with the Securities and Exchange Commission.



                                  ERNST & YOUNG LLP





San Jose, California
September 29, 1997